UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2026

MARA HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-36555	01-0949984
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 South Federal Highway, Suite 2700

Hallandale Beach, FL 33009

(Address of principal executive offices and zip code)

(800) 804-1690

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MARA	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2026, the Talent, Culture and Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of MARA Holdings, Inc. (the “Company”) approved new forms of award agreements for grants of (i) restricted stock units (“RSUs”) (the “Form RSU Award Agreement”) and (ii) performance-based restricted stock units (“PSUs”) (the “Form PSU Award Agreement”) under the Company’s Amended and Restated 2018 Equity Incentive Plan, as amended (the “Plan”).

RSUs granted pursuant to the Form RSU Award Agreement will vest in eleven (11) substantially equal quarterly installments during the period beginning on April 1, 2026, and ending on December 31, 2028, subject to the award holder’s continued employment through the applicable vesting dates.

PSUs granted pursuant to the Form PSU Award Agreement are subject to both a performance-based vesting condition and a time-based vesting condition.

The performance-based vesting condition is based on the Company’s achievement during fiscal year 2026 of the following performance metrics: (i) Economic Triad Megawatt Capacity and (ii) Annual Recurring Revenues, in each case as defined in the Form PSU Award Agreement. The number of PSUs earned will be determined by application of a performance achievement multiplier, which may result in a payout below or above target, subject to a maximum performance-based payout of 249% of the target number of PSUs.

Following certification of performance by the Committee, one-third of the earned PSUs will be settled within 30 days following certification, and the remaining two-thirds will vest in two equal annual installments on the first and second anniversaries of the certification date, subject to the recipient’s continued employment through the applicable vesting dates.

All earned PSUs are further subject to a Relative Total Shareholder Return (“Relative TSR”) modifier measured over a three-year performance period beginning January 1, 2026 and ending December 31, 2028. If the Relative TSR multiplier determined by the Committee is less than 100%, any reduction will apply only to the installment that remains unvested as of the determination date, and no previously vested and settled installment will be subject to forfeiture or clawback solely as a result of Relative TSR underperformance. If the Relative TSR multiplier exceeds 100%, the multiplier will be applied to the total number of earned PSUs, and any incremental number of PSUs attributable to previously settled installments will be settled at the time of settlement of the final installment.

Notwithstanding the foregoing, in no event will the aggregate payout under the Company’s long-term incentive program for the applicable performance cycle, including RSUs, PSUs and any Relative TSR adjustment, exceed 200% of the aggregate target long-term incentive opportunity granted for such cycle.

If a Change in Control (as defined in the Plan) occurs before any PSUs granted pursuant to the Form PSU Award Agreement become fully vested, unvested PSUs will be treated in the same manner as RSUs, except that the applicable performance-based vesting conditions will be deemed achieved at target level, subject to the terms of the Plan and the applicable award agreement.

The foregoing description is qualified in its entirety by reference to the Plan, the Form RSU Award Agreement and the Form PSU Award Agreement, copies of which are filed as exhibits hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	2026 Form of Restricted Stock Unit Agreement under the MARA Holdings, Inc. Amended and Restated 2018 Equity Incentive Plan
10.2	2026 Form of Performance Based Restricted Stock Unit Awards under the MARA Holdings, Inc. Amended and Restated 2018 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARA HOLDINGS, INC.

Date: February 25, 2026	By:	/s/ Zabi Nowaid
	Name:	Zabi Nowaid
	Title:	General Counsel and Corporate Secretary